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                                                                   EXHIBIT 5.1


                                 April 27, 1999

MedQuist Inc.
Five Greentree Centre
Suite 311
Marlton, NJ 08053

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to MedQuist Inc., a New Jersey corporation (the "Company"), in connection with the preparation and filing of a registration statement pursuant to Rule 462(b) (the "462(b) Registration Statement") under the Securities Act of 1933, as amended (the "Act") of a public offering (the "Offering") of up to 345,000 shares (the "Shares") of the Company's Common Stock, no par value (the "Common Stock"), to be sold by certain shareholders of the Company (the "Selling Shareholders") and the Company.

         The opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) Registration Statement (No. 333-75005) on Form S-3 originally filed under the Act with the Securities and Exchange Commission (the "Commission") on March 24, 1999, as amended to date (the "Registration Statement"); (ii) the 462(b) Registration Statement, (iii) the underwriting agreement, the form of which was filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), entered into by and among the Company, the Selling Shareholders and Goldman, Sachs & Co., BancBoston Robertson Stevens, Donaldson, Lufkin & Jenrette, and Volpe Brown Whelan & Company (the "Underwriters"); (iv) the Company's Certificate of Incorporation and By-Laws, as in effect on the date hereof; (v)certain resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Shares; (vi) a specimen certificate representing the shares of Common Stock; and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Selling Shareholders and others. In addition, we have assumed the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution and delivery of such certificates.

         This opinion is limited to the laws of the State of New Jersey and the Federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that when the Shares are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinions" in the prospectus filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations promulgated thereunder.

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         This opinion is furnished by us, as special counsel to the Company, in connection with the filing of the 462(b) Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission or relied upon by any other person.

                                                Very truly yours,

                                                /s/ Pepper Hamilton LLP

                                                PEPPER HAMILTON LLP